SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8
             Registration Statement under the Securities Act of 1933

                      ------------------------------------

                           FLEET FINANCIAL GROUP, INC.
               (exact name of issuer as specified in its articles)

       Rhode Island                                            05-0341324
(State or other jurisdiction                                (I.R.S. Employer
     of Incorporation)                                     Identification No.)

                               One Federal Street
                           Boston, Massachusetts 02110
                                 (617) 346-4000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

     Fleet Financial Group, Inc. Amended and Restated 1992 Stock Option and
                             Restricted Stock Plan
                            (Full Title of the Plan)

                           William C. Mutterperl, Esq.
                  Executive Vice President and General Counsel
                           Fleet Financial Group, Inc.
                               One Federal Street
                           Boston, Massachusetts 02110
                                 (617) 346-4000
                (Name, address, including zip code, and telephone
         number, including area code, of Agent for service of process)

                                    Copy to:
                         William F. Robinson, Jr., Esq.
                           Fleet Financial Group, Inc.
                                 75 State Street
                                Boston, MA 02109
                                 (617) 346-4000

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                 Proposed          Proposed
Title of            Amount       Maximum           Maximum          Amount of
Securities          to be        Offering Price    Aggregate        Registration
To be Registered    Registered   Per Share (**)    Offering Price   Fee
--------------------------------------------------------------------------------

Common Stock
(par value $.01)*   27,500,000     $44.09          $1,212,475,000   $337,068.05
--------------------------------------------------------------------------------

(*)   Including preferred share purchase rights.
(**) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the registrant's Common Stock as reported by the New York Stock Exchange on July 19, 1999.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Certain Documents by Reference.

      The following documents heretofore filed by Fleet Financial Group, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

      (a) The Registrant's latest Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998; and

      (b) Quarterly reports filed on Form 10-Q for the quarter ended March 31, 1999;

      (c) Current reports filed on Form 8-K filed February 1, 1999, March 17, 1999, April 2, 1999, April 20, 1999, May 14, 1999 and July 20, 1999;

      (d) The description of the Registrant's common stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description; and

      (e) The description of the Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A dated November 29, 1990 (as amended by an Amendment to the Application on Form 8-A dated September 6, 1991 and a Form 8-A/A dated March 17, 1995).

      All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      The validity of the securities offered hereby will be passed upon for the Registrant by William F. Robinson, Jr., Senior Counsel, Fleet Financial Group, Inc., 75 State Street, Boston, Massachusetts 02109. Mr. Robinson is an employee of the Registrant in the Registrant's Legal Department. Mr. Robinson does not beneficially own, directly or indirectly, any shares of the Registrant's common stock.

Item 6. Indemnification of Directors and Officers.

      The Registrant's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interest, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding, provided however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provides an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, the Registrant is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

      A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9. Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such person otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report upon written request from the person.

      (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the Commonwealth of Massachusetts, on June 16, 1999.

                                    FLEET FINANCIAL GROUP, INC.


                                    By: /s/ Terrence Murray
                                        ------------------------------------
                                        Terrence Murray
                                        Chairman and Chief Executive Officer

      Each person whose signature appears below hereby constitutes and appoints the Chairman and Chief Executive Officer, the Vice Chairman and Chief Financial Officer, or the Secretary, or any them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 16, 1999.

      Signature                                       Title


   /s/ Terrence Murray                    Chairman, Chief Executive Officer
-------------------------------------        and Director
       Terrence Murray


   /s/ Eugene M. McQuade                  Vice Chairman and Chief Financial
-------------------------------------        Officer
       Eugene M. McQuade


   /s/ Robert C. Lamb, Jr                 Controller and Chief Accounting
-------------------------------------        Officer
       Robert C. Lamb, Jr.


   /s/ Joel B. Alvord                     Director
-------------------------------------
       Joel B. Alvord

   /s/ William Barnet, III                Director
-------------------------------------
       William Barnet, III


   /s/ Bradford R. Boss                   Director
-------------------------------------
       Bradford R. Boss


   /s/ Stillman B. Brown                  Director
-------------------------------------
       Stillman B. Brown


   /s/ Paul J. Choquette, Jr.             Director
-------------------------------------
       Paul J. Choquette, Jr.


   /s/ Kim B. Clark                       Director
-------------------------------------
       Kim B. Clark


   /s/ John T. Collins                    Director
-------------------------------------
       John T. Collins


   /s/ James F. Hardymon                  Director
-------------------------------------
       James F. Hardymon


   /s/ Marian L. Heard                    Director
-------------------------------------
       Marian L. Heard


   /s/ Robert M. Kavner                   Director
-------------------------------------
       Robert M. Kavner


   /s/ Robert J. Matura                   Director
-------------------------------------
       Robert J. Matura


   /s/ Arthur C. Milot                    Director
-------------------------------------
       Arthur C. Milot


   /s/ Thomas D. O'Connor                 Director
-------------------------------------
       Thomas D. O'Connor


   /s/ Michael B. Picotte                 Director
-------------------------------------
       Michael B. Picotte

  /s/ Thomas C. Quick                           Director
-------------------------------------
      Thomas C. Quick


  /s/ Lois D. Rice                              Director
-------------------------------------
      Lois D. Rice


  /s/ Thomas M. Ryan                            Director
-------------------------------------
      Thomas M. Ryan


  /s/ Samuel O. Thier                           Director
-------------------------------------
      Samuel O. Thier


  /s/ Paul R. Tregurtha                         Director
-------------------------------------
      Paul R. Tregurtha

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                                EXHIBIT

      4.1 Fleet Financial Group, Inc. Amended and Restated 1992 Stock Option and Restricted Stock Plan.

      4.2 Restated Article of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) of Fleet's Form 10-K Annual Report for the fiscal year ended December 31, 1995)

      4.3 Bylaws of the Registrant (incorporated by reference to Exhibit 3(b) of Fleet's Form 10-K Annual Report for the fiscal year ended December 31, 1995)

      5     Opinion of William F. Robinson, Jr.

      23.1  Consent of KPMG LLP

      23.2  Consent of William F. Robinson, Jr. (included in Opinion filed as
            Exhibit 5)